Registration Statement No. 333-17819



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------



                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8

             Registration Statement Under the Securities Act of 1933




                              IMMUNE AMERICA, INC.
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             (Exact name of registrant as specified in its charter)



                       Nevada                            75-2641513
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(State or other jurisdiction of incorporation) (IRS Employer Identification No)



                       211 West Wall, Midland, Texas 79701
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   (Address, including zip code, of registrant's principal executive offices)



            Corporate Secretary, 211 West Wall, Midland, Texas 79701
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                     (Name and Address of Agent for Service)



                                 (915) 682-1761
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          (Telephone Number, including area code, of agent for service)



                                 March 14, 1997


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

         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-17819, is being filed to deregister the securities registered in the above Registration Statement: 758,008 shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"). The Agreement for Consulting Services (the "Plan") under which the Common Stock would have been issuable has been terminated pursuant to its terms without further obligations between the Registrant and its consultant, including termination of the obligation of the Registrant to register and to issue to its consultant the Common Stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 14th day of March, 1996.


                                                IMMUNE AMERICA, INC.


                                                By:  /s/ Glenn A. Little
                                                   ---------------------------
                                                   Glenn A. Little, President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                               Title                         Date

 /s/  Glenn A. Little           President and Chairman of the    March 14, 1997
------------------------------  Board
  Glenn A. Little


 /s/  Kevin B. Halter, Jr.      Director                         March 14, 1997
------------------------------
 Kevin B. Halter, Jr..


 /s/  Dr. Elizabeth Huntley     Vice President, Principal        March 14, 1997
------------------------------  Financial Officer and Director
  Dr. Elizabeth Huntley


 /s/  Matthew Blair             Director                         March 14, 1996
------------------------------
  Matthew Blair



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